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                                                                   Exhibit 23(b)

                            INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Proxy Statement of Moorman Manufacturing Company and Subsidiaries which is included in this Amendment No. 1 to this Registration Statement on Form S-4 and related Prospectus of Archer-Daniels-Midland Company of our report dated May 12, 1997 (September 12, 1997 as to Note 14), appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP



St. Louis, Missouri
December 1, 1997